Exhibit 2.11

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INTERCREDITOR DEED

DATED 17 DECEMBER 2004

BNP PARIBAS
(as Facility Agent and Security Agent)

BNP PARIBAS
and
THE ROYAL BANK OF SCOTLAND PLC
(as Senior Lenders)

LEGRAND HOLDING SA

LEGRAND SAS

LEGRAND NEDERLAND BV

LEGRAND HOLDING, INC.

THE BANK OF NEW YORK
(as High Yield Notes Trustee)

17 December 2004

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Schedule

1.	Original Equity Investors	32
2.	Creditor Accession Deed	33
3.	Obligor Accession Deed	36
4.	Lenders	38
5.	Intra-Group Creditors	39

Signatories		40

17 December 2004

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THIS DEED is made on 17 December 2004

BETWEEN:

(1)	LUMINA PARENT SARL (a company incorporated in Luxembourg with registered number B.87.573) (the Parent);

(2)	LUMINA PARTICIPATION SARL (a company incorporated in Luxembourg with registered number B-88254) (Holdco 2);

(3)	LEGRAND HOLDING SA (a company incorporated in France and registered in Paris under number 421 259 615) (Legrand Holding);

(4)	LEGRAND SAS (a company incorporated in France and registered in Paris under number 421 391 269) (Legrand SAS);

(5)	LEGRAND NEDERLAND BV (a company incorporated in The Nederlands and registered at Chamber of Commerce Oost Brabant under number 16048212);

(6)	LEGRAND HOLDING, INC (a company incorporated in Delaware);

(7)	GP FINANCIÈRE NEW SUB 1 S.C.S. (a company incorporated in Luxembourg with registered number B90.159) (GPF);

(8)	THE LENDERS under the Credit Agreement (as defined herein) set forth on Schedule 4 hereto (the Senior Lenders);

(9)	BNP PARIBAS as facility agent for the Senior Lenders under the Senior Finance Documents (the Facility Agent);

(10)	BNP PARIBAS as security agent for the Senior Finance Parties (the Security Agent);

(11)	HIGH YIELD NOTES FUNDING LENDERS;

(12)	THE BANK OF NEW YORK as trustee for the holders of the High Yield Notes; and

(13)	INTRA-GROUP CREDITORS set forth in Schedule 5 hereto (the Intra-Group Creditors).

RECITALS:

WHEREAS, the parties wish to set out their agreement in relation to certain rights and obligations arising in connection with the Debt, as set out herein.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

In this Deed:

Agents means the Facility Agent and the Security Agent.

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Beneficiary means a Finance Party in its capacity as a beneficiary of guarantees and security held on its behalf by the Security Agent.

Borrowers means the Principal Borrower and each Group Company which at the relevant time is a borrower under any Senior Finance Document.

Credit Agreement Obligations means the collective reference (without duplication) to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrowers to the Facility Agent, the Security Agent, any Lender or any other Finance Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Credit Agreement, this Deed, or any other Senior Finance Document or any other document made, delivered or given in connection therewith.

Creditor Accession Deed means a deed substantially in the form set out in Schedule 2 under which a Creditor becomes a party to this Deed.

Creditors means each Finance Party, each Senior Lender, each High Yield Notes Funding Lender and each holder of Investor Debt.

Debt means the Senior Debt, the Investor Debt and the Intra-Group Debt.

Default Rate means the rate at which default interest is payable under Clause 9.4 (Default interest) of the Senior Credit Agreement.

Enforcement Action means in relation to any Debt, any action whatsoever to:

(a)	demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of the Debt;

(b)	recover all or any part of the Debt (including by exercising any right of set-off or combination of accounts);

(c)	exercise or enforce any security right or any other rights under any other document or agreement against any Obligor in relation to (or given in support of) all or any part of the Debt (including under the Senior Security Document); or

(d)	petition for (or take any other steps which may lead to) an Insolvency Event in relation to any Obligor; or

(e)	commence legal proceedings against any Obligor.

Notwithstanding the foregoing, "Enforcement Action" shall not include any action necessary under applicable law to preserve the full amount of the relevant creditor's claim in respect of its Debt, including the registration of such claim with or before any court or governmental authority, the exercise of "other rights" referred to in (c) above or the taking of "other steps" referred to in (d) above but excluding any other action referred to above.

Enforcement Date means the date on which an Agent or a Creditor first takes Enforcement Action in relation to any relevant Debt.

Equity Investors means (a) the Original Equity Investors, (b) any other institution or person who becomes a party to any Investor Documents and/or (c) any Subsidiary of the Equity Investors (or any of them) referred to in Clause (a) or (b) which is not a Subsidiary of Parent.

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Facility A means the euro 700,000,000 facility termed "Facility A" in the Senior Credit Agreement.

Facility B means the euro 700,000,000 facility termed "Facility B" in the Senior Credit Agreement.

Finance Party means any of the Mandated Lead Arrangers, the Facility Agent, the Security Agent, the Closing Agent or a Lender.

Group has the meaning given to it in the Senior Credit Agreement.

Group Company means a member of the Group.

Guarantor Credit Agreement Obligations means with respect to any Guarantor under the Senior Credit Agreement, all obligations and liabilities of such Guarantor which may arise under Clause 18 of the Senior Credit Agreement (including, without limitation, as a result of any Guarantor executing an Accession Letter).

Guarantors means each Group Company which at the relevant time is a guarantor under any Senior Finance Document.

High Yield Notes means the euro 277,500,000 and USD 350,000,000 senior notes issued by Legrand Holding on 12 February 2003.

High Yield Notes Debt means all money and liabilities now or in the future due, owing or incurred by Legrand Holding under any High Yield Notes Documents in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related losses, costs, charges and expenses.

High Yield Notes Discharge Date means the date on which all High Yield Notes Debt has been fully discharged and all commitments of the holders of the High Yield Notes to Legrand Holding have come to an end in accordance with the High Yield Notes Note Documents.

High Yield Notes Documents means the High Yield Notes, the High Yield Notes Funding Loans Assignment Agreement, and each other related trust deed, indenture, registration rights agreement and ancillary document entered into in connection therewith.

High Yield Notes Funding Loans Debt means all money and liabilities now or in the future due, owing or incurred to any High Yield Notes Funding Loans Party under the High Yield Notes Funding Loans Documents in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related losses and charges.

High Yield Notes Funding Loans means the unsecured loans denominated in euro and US dollars dated 12 February 2003 borrowed by Legrand SAS and granted by Legrand Holding.

High Yield Notes Funding Loans Assignment Agreement means the agreement dated 12 February 2003 between Legrand Holding and the High Yield Notes Trustee whereby Legrand Holding has assigned by way of security to the High Yield Notes Trustee in respect of the High Yield Notes (for and on behalf of the holders of the High Yield Notes) its right to receive payment under certain circumstances in respect of a portion of the High Yield Notes Funding Lonas.

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High Yield Notes Funding Lenders means Legrand Holding and such other person who may become a creditor (but excluding the High Yield Notes Trustee until it has taken Enforcement Action under the High Yield Notes Funding Loans Assignment Agreement) in respect of the High Yield Notes Funding Loans.

High Yield Notes Funding Loans Documents means the High Yield Notes Funding Loans and related loan agreement, guarantees and ancillary documents.

High Yield Notes Trustee means The Bank of New York as trustee appointed on behalf of the holders of the High Yield Notes or any successor as trustee on behalf of the holders of the High Yield Notes.

Insolvency Event means in any relevant jurisdiction the earlier of the date on which:

(a)	a court makes an order, or the board of directors or shareholders passes a resolution, for the winding up, dissolution, liquidation, bankruptcy, administration or similar matter in respect of the Principal Borrower or a Group Company; or

(b)	a liquidator, administrator, receiver or similar official in respect of all or substantially all of the assets of the Principal Borrower or a Group Company is appointed to thereto or to its assets.

Intra-Group Creditors means those Group Companies designated in Schedule 5 and any other Group Companies which are creditors in relation to any Intra-Group Debt.

Intra-Group Debt means any money or liabilities now or in the future due, owing or incurred to a Group Company by another Group Company (excluding the High Yield Notes Funding Loans) in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related costs, charges and expenses.

Investor Debt means all money and liabilities now or in the future due, owing or incurred to any Equity Investor or GPF by the Parent or any Subsidiary thereof under any Investor Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related costs, charges and expenses.

Investor Documents means the Investors Funding Agreement, the Subordinated Shareholder PIK Bonds and any other existing or future document or agreement (including constitutional documents, preference shares, preferred equity certificates and any document relating to any Investor Debt or any equity investments in Parent or any Subsidiary thereof) providing for the payment of any amount to an Equity Investor in its capacity as an investor.

Investors Funding Agreement means the amended and restated investors funding agreement dated on or about 10 December 2002 between, amongst others, the Original Equity Investors providing, amongst other things, for the subscription of shares in the Parent and preferred equity certificates issued or to be issued by the Parent.

Majority Senior Creditors means, at any time, Senior Finance Parties whose Senior Credit Participations at that time aggregate more than 66⅔ per cent. of the total Senior Credit Participations at that time.

Obligor Accession Deed means a deed substantially in the form set out in schedule 3 under which a Group Company or Obligor becomes a party to this Deed.

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Obligors means each Borrower, each Guarantor and each person which has granted a Security Interest under a Security Document.

Original Equity Investors means those entities set forth in Schedule 1.

Outstandings means, in relation to a Senior Lender at any time, the aggregate of that Senior Lender's participation in all Loans outstanding at that time (including interest on those Loans).

Principal Borrower means Legrand SAS.

Responsible Officer means any officer within the corporate trust and agency department of the High Yield Notes Trustee, including any vice president, assistant vice president, assistant treasurer or trust officer of the High Yield Notes Trustee (or any other officer of the High Yield Notes Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual's knowledge of, and familiarity with, such subject) who has direct responsibility for the administration of the transactions contemplated by the High Yield Notes Documents and this Deed.

Secured Obligations means the collective reference (without duplication) to (a) with respect to the Borrowers under the Senior Credit Agreement, the Credit Agreement Obligations, and (b) with respect to each Guarantor under the Senior Credit Agreement, the collective reference to such Guarantor's Guarantor Credit Agreement Obligations.

Senior Commitment means the aggregate of the relevant Senior Lender's Commitments under the Senior Credit Agreement.

Senior Credit Agreement means the credit agreement dated on or about the date of this Deed between, among others, (1) Legrand SAS, (2) the Senior Lenders, (3) the Facility Agent and (4) the Security Agent under which the Senior Lenders agreed to make available credit facilities of €1,400,000,000 to the Borrowers (as defined therein).

Senior Credit Participation means, in relation to a Senior Finance Party, the aggregate of:

(a)	its Facility A Commitments (if any); and

(b)	its Facility B Commitments (if any).

Senior Debt means all money and liabilities now or in the future due, owing or incurred by an Obligor to any Senior Finance Party under any Senior Finance Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related losses and charges.

Senior Declared Default means a Senior Default which has resulted in the Facility Agent exercising any of its rights under Clause 23.17 (Acceleration) of the Senior Credit Agreement.

Senior Default means a Default as defined in the Senior Credit Agreement.

Senior Discharge Date means the first date on which all obligations under the Senior Finance Documents have been discharged in full and no Senior Finance Party remains under any obligation under any Senior Finance Document.

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Senior Event of Default means an Event of Default as defined in the Senior Credit Agreement.

Senior Finance Documents has the meaning given to Finance Documents in the Senior Credit Agreement.

Senior Finance Parties means the Finance Parties as defined in the Senior Credit Agreement.

Senior Lenders means the Senior Lenders set out in Schedule 4 and each other Lender (as defined in the Senior Credit Agreement).

Senior Payment Default means failure by an Obligor to pay any principal, interest, costs or expenses under any Senior Finance Document on its due date.

Senior Recovery means any monies received or recovered by a Senior Finance Party in any manner whatsoever in respect or on account of any Senior Debt after deducting:

(a)	all reasonable costs and expenses (if any) incurred by that Senior Finance Party in effecting such recovery; and

(b)	any sums required by law or court order to be paid to third parties on account of claims preferred by law over claims of the Senior Finance Parties.

Senior Security Document means the Security Document as defined in the Senior Credit Agreement.

Standstill Period has the meaning given to it in Clause 6.5(ii) (Permitted Enforcement Action).

Subordinated Shareholder PIK Bonds means the subordinated shareholder PIK bonds in an amount of euro 1,164,549,839 issued by Legrand Holding on 11 February 2003 and subscribed by GPF.

Transferee has the meaning given to it in Clause 19.2(a) (Assignments and transfers by Creditors)).

Transferor has the meaning given to it in Clause 19.2(a) (Assignments and transfers by Creditors).

1.2	Construction

In this Deed, unless a contrary intention appears:

(a)	a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

(b)	references to Clauses and schedules are references to, respectively, Clauses of and schedules to this Deed and references to this Deed include its schedules;

(c)	a reference to (or to any specified provision of) any agreement or document (including a Senior Finance Document) is to be construed as a reference to that agreement or document (or that provision) as it may be amended and restated from time to time, but excluding for this purpose any amendment which is contrary to any provision of any Senior Finance Document;

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(d)	a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

(e)	a time of day is a reference to Paris time;

(f)	the index to and the headings in this Deed are inserted for convenience only and are to be ignored in construing this Deed; and

(g)	the terms of the documents under which the Senior Debt and the Investor Debt arises and of any side letters between an Obligor and the Creditors (or any of them) relating thereto are incorporated in this Deed to the extent required for any purported disposition of the Charged Property contained in this Deed to be a valid disposition under section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1999;

(h)	the parties intend that this document shall take effect as a deed;

(i)	words importing the plural shall include the singular and vice versa; and

(j)	words and expressions defined in the Senior Credit Agreement shall have the same meanings when used in this Deed.

1.3	Consents

Any consent or instruction required to be given under this Deed by the Facility Agent will only be given upon the instructions of the Majority Senior Creditors and/or in accordance with the High Yield Notes Documents (as the case may be) unless otherwise specified.

Any consent, approval, direction or instruction required to be given by the High Yield Notes Trustee, or which the High Yield Notes Trustee is entitled to give, (including, without limitation, any direction to the Security Agent) shall be so given solely on and in accordance with the instructions received in this regard by the High Yield Notes Trustee from the holders of the High Yield Notes, notwithstanding any delay that may be result from seeking or obtaining such instructions. Unless the High Yield Notes Trustee receives such instructions, it shall not be obliged to give any consent, approval, direction or instruction or to take any action whatsoever.

2.	RANKING OF DEBT AND LIMIT ON SECURED OBLIGATIONS

2.1	Ranking of Debt

The Debt will rank for all purposes and at all times in the following order:

(a)	first, the Senior Debt;

(b)	second, the High Yield Notes Funding Loans Debt; and

(c)	third, the Investor Debt on a pari passu basis.

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3.	SENIOR DEBT

3.1	Payments of Senior Debt

Senior Debt may be paid at all times in accordance with the terms of the Senior Finance Documents.

3.2	Amendments to Senior Finance Documents

The Obligors and the Senior Finance Parties may amend any Senior Finance Document as they see fit.

4.	HIGH YIELD NOTES DEBT

4.1	Prohibited guarantees and security

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and neither the High Yield Notes Trustee nor any holder of High Yield Notes will receive from any Group Company, any Security over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the High Yield Notes Debt (other than the High Yield Notes Funding Loans Assignment Agreement) without the prior consent of the Facility Agent.

4.2	High Yield Notes

No Obligor will, and each Obligor will procure that none of it Subsidiaries will, and neither the High Yield Notes Trustee (save as provided in Clause 4.3 (Permitted payments to High Yield Notes Trustee) nor any holder of the High Yield Notes will receive from any Group Company any payments under the High Yield Notes Debt which is not received as a result of receipt by Legrand Holding of a payment under the High Yield Notes Funding Loans which is permitted under Clause 6.2 (Permitted payments) or which is permitted under or pursuant to the Senior Credit Agreement.

4.3	Permitted payments to High Yield Notes Trustee

Subject to Clause 6 (High Yield Notes Funding Loans Debt and Value Transfers), Legrand Holding may pay, and the High Yield Notes Trustee may receive any payment of fees, costs, expenses and indemnities as provided for under the High Yield Notes Documents as in force at the date of this Deed.

5.	INVESTOR DEBT

5.1	Prohibited payments, guarantees and security

Until after the Senior Discharge Date and, except to the extent that such payments, guarantees and security would not be restricted by the High Yield Notes Documents, the High Yield Notes Discharge Date:

(a)	the Parent will not, and will procure that none of its Subsidiaries will, and no Obligor will, make any payment, dividend or distribution of any kind whatsoever in respect or on account of the Investor Debt (but, for the avoidance of doubt, this Clause does not preclude the capitalisation of interest or the issue of shares by Legrand Holding) except (i) where a corresponding payment has been made to Legrand Holding in accordance with Clause 6.6(d) and (ii) the payment, dividend or distribution is not prohibited by the High Yield Notes Documents;

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(b)	no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist any Security over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Investor Debt;

(c)	Legrand Holding will not make, and GPF will not receive, any payment, dividend or distribution of any kind whatsoever in respect or on account of the Subordinated Shareholder PIK Bonds (but, for the avoidance of doubt, this Clause does not preclude the capitalisation of interest or the issue of shares by Legrand Holding) except (i) where a corresponding payment has been made to Legrand Holding in accordance with Clause 6.6(d) and (ii) the payment, dividend or distribution is not prohibited by the High Yield Notes Documents, in each case, without the prior consent of the Facility Agent (prior to the Senior Discharge Date) and, except to the extent that such payments, guarantees and security would not be restricted by the High Yield Notes Documents, the High Yield Notes Trustee (prior to the High Yield Notes Discharge Date).

5.2	Amendments to Investor Documents

Neither the Parent nor any Subsidiary of the Parent will, on or before the the Senior Discharge Date, without the prior consent of the Facility Agent and, except to the extent that any action would not be restricted by the High Yield Notes Documents, the High Yield Notes Trustee (prior to the High Yield Notes Discharge Date):

(a)	agree to or take any action which would make any principal, interest, distribution or other sum payable under any Investor Document on a date earlier or more frequently than that provided in the relevant Investor Document at the date of this Deed;

(b)	agree to or take any action to amend any Investor Document which would result in any Obligor thereunder being subject to more onerous obligations (including financial covenants) as a whole than those existing at the date of this Deed or which would conflict with any provision of this Deed; or

(c)	create or transfer rights and/or obligations under any Investor Document, unless simultaneously with that creation or transfer the relevant transferee agrees to be bound by the provisions of this Deed by entering into a Creditor Accession Deed unless such transferee is already a party to this Deed.

6.	HIGH YIELD NOTES FUNDING LOANS DEBT AND VALUE TRANSFERS

6.1	Prohibited payments, guarantees and security

Subject to Clauses 6.2 (Permitted payments) and 6.6 (Value Transfers), until after the Senior Discharge Date:

(a)	no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and no High Yield Notes Funding Lender will receive, any payment or distribution of any kind whatsoever in respect or on account of the High Yield Notes Funding Loans Debt due to it (although for the avoidance of doubt this Clause will not preclude the capitalisation of interest in accordance with the terms of the High Yield Notes Funding Loans Documents); and

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(b)	no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no High Yield Notes Funding Lender will receive from any Group Company, any Security over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the High Yield Notes Funding Loans Debt other than Security and guarantees in respect of High Yield Notes Funding Loans Debt permitted under the Senior Finance Documents, in each case, without the prior consent of the Facility Agent.

6.2	Permitted payments

Subject to Clause 6.3 (Suspension of permitted payments), Legrand SAS may pay to the High Yield Notes Funding Lenders:

(a)	interest (not principal) in an amount not exceeding the aggregate of that payable by Legrand Holding in cash on the High Yield Notes Debt in order to enable Legrand Holding to make a payment of interest in respect of any High Yield Notes and which falls due for payment within 10 days of receipt by the High Yield Notes Funding Lenders and to meet expenses and costs incurred in the ordinary course of business;

(b)	additional amounts (whether by way of additional interest or otherwise (but not principal) under the High Yield Notes Funding Loans Documents) to fund payments by the High Yield Notes Funding Lenders in respect of any High Yield Notes Debt (including in respect of any liquidated damages payable under any registration rights agreement relating to the High Yield Notes, withholding or deduction of any amount for or on account of applicable taxes but excluding any element of principal) or to fund any other payment permitted by Clause 6.6 (Value Transfers); and

(c)	on or after the tenth anniversary of the issue date of the High Yield Notes (or, if earlier, the Senior Discharge Date), all payments (whether of principal, interest and/or other amounts) in respect of the High Yield Notes Funding Loans Debt as they fall due.

6.3	Suspension of permitted payments

No payment which would otherwise be permitted under Clause 6.2 (Permitted payments) in respect of the High Yield Notes Funding Loans may be made (or demand for payment made) without the prior consent of the Facility Agent:

(a)	if a Senior Payment Default occurs, from the date of such Senior Payment Default until the date it is waived or remedied; and

(b)	if a Senior Default other than a Senior Payment Default occurs, from the date the Facility Agent serves a notice (a Payment Blockage Notice) on Legrand SAS and Legrand Holding suspending payments under the High Yield Notes Funding Loans until the earliest of:

(i)	the date falling 179 days after service of the Payment Blockage Notice;

(ii)	the date the relevant Senior Default has been waived or remedied or has ceased to exist; and

(iii)	the Senior Discharge Date,

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provided that a Payment Blockage Notice under this Subclause (b) may not be delivered:

(A)	unless and until (Y) at least 360 days have elapsed since delivery of the immediately prior Payment Blockage Notice and (Z) all scheduled payments of interest and additional amounts (but not principal) on the High Yield Notes Funding Loans that have become due for payment prior to the date of the subsequent Payment Blockage Notice, if any, have been paid in full in cash; and

(B)	in respect of circumstances which resulted in a Senior Default (other than a Senior Payment Default) which was the subject of a previous Payment Blockage Notice.

6.4	Restriction on Enforcement Action

Prior to the Senior Discharge Date, subject to Clause 6.5 (Permitted Enforcement Action), no High Yield Notes Funding Lender may take Enforcement Action in relation to any High Yield Notes Funding Loan Debt without the prior consent of the Facility Agent.

6.5	Permitted Enforcement Action

The restrictions in Clause 6.4 (Restriction on Enforcement Action) will not apply to the High Yield Notes Funding Lenders taking Enforcement Action against Legrand SAS in respect of payments which are due but unpaid under the High Yield Notes Funding Loans if:

(i)	an Insolvency Event has occurred in relation to Legrand SAS (otherwise than as a result of action taken by the High Yield Notes Funding Lenders in contravention hereof) and for so long as it is continuing; or

(ii)	a default has occurred under the High Yield Notes, and:

(A)	the High Yield Notes Funding Lenders or the High Yield Notes Trustee have notified the Facility Agent in writing of such default; and

(B)	a period of not less than 179 days has passed from the date of receipt by the Facility Agent of that notice of default (a Standstill Period); and

(C)	at the end of the Standstill Period the relevant default is continuing and has not been waived.

6.6	Value Transfers

Prior to the Senior Discharge Date and thereafter only if restricted by the High Yield Notes Documents, subject to Clause 6.3 (Suspension of permitted payments) and except with the consent of the Facility Agent and, to the extent such payment is prohibited under the High Yield Notes Documents, the High Yield Notes Trustee, no Group Company may make any payment to the Parent, any of its Subsidiaries that are not Group Companies or Legrand Holding other than:

(a)	payments otherwise permitted by this Deed;

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(b)	unless a Senior Default has occurred which is continuing, payments if and only to the extent that Parent or any Subsidiary of Parent that is not a Group Company or Legrand Holding requires the monies for one or more of the following purposes:

(i)	taxes, duties, similar fees payable by it in the ordinary course of business; or

(ii)	fees, costs and expenses incurred in connection with any listing of shares in Legrand Holding, Legrand SAS or Legrand SA; or

(iii)	fees and expenses properly incurred in the ordinary course of business to auditors and legal advisers and usual operating costs and expenses; or

(iv)	legal fees, trustee fees and any filing, listing, registration or similar fees, costs and expenses incurred in connection with the issuing, listing and/or registration of any Senior Finance Document or High Yield Notes Funding Bond Documents or High Yield Notes Documents including liquidated damages payable under any registration rights agreement relating to the High Yield Notes; or

(v)	customary and reasonable remuneration of board members (jetons de présence) of the Parent, any Subsidiary of the Parent that is not a Group Company or Legrand Holding; or

(vi)	fees, costs and expenses payable under the Senior Finance Documents, the High Yield Notes Funding Loan Documents, the Investors Funding Agreement and the High Yield Notes Documents, if permitted by Clause 6.2 (Permitted payments); and

(c)	subject to Clause 6.9 (Tax consolidation), payments to Legrand Holding pursuant to operation of the tax consolidation groupings (intégration fiscale); and

(d)	unless a Senior Default has occurred which is continuing, payment of dividends to Legrand Holding to the extent such dividends are not prohibited by the provisions of the High Yield Notes Funding Loan Documents and the High Yield Notes Documents,

provided that the aggregate of all such sums (excluding, for these purposes, sums in respect of the payment of taxes which are payable and tax consolidation profits) shall not exceed €1,000,000 per annum (or its equivalent), at any time without the prior consent of the Facility Agent;

provided further that following the listing of Legrand Holding, Legrand SAS or Legrand SA on a recognized stock exchange, the limitation in the preceding paragraph shall no longer apply to (d) and all payments of dividends to Legrand Holding and by Legrand Holding shall be able to be made, except to the extent prohibited by the High Yield Notes Documents.

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6.7	Turnover

If at any time on or before the Senior Discharge Date:

(a)	any High Yield Notes Funding Lender, Parent, any Subsidiary of Parent that is not a Group Company or Legrand Holding receives or recovers a payment or distribution of any kind whatsoever in respect of or on account of any High Yield Notes Funding Loan Debt or other payment from a Group Company which is not permitted by Clause 6.2 (Permitted payments) or by Clause 6.6 (Value Transfers) (as the case may be);

(b)	any High Yield Notes Funding Lender receives or recovers proceeds pursuant to any Enforcement Action in respect of or on account of any High Yield Notes Funding Loans Debt;

(c)	any Group Company makes any payment or distribution of any kind whatsoever in respect or on account of the purchase or other acquisition of any High Yield Notes Funding Loans Debt; or

(d)	the Funding Bond Debt is discharged by set-off, combination of accounts or otherwise,

the recipient or beneficiary of that payment, distribution, set-off or combination will promptly pay all amounts recovered and distributions received to the Security Agent for application under Clause 10.1 (Application)) after deducting the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving that payment or distribution and, pending that payment, will hold those amounts and distributions on trust for the Security Agent.

6.8	Amendments to High Yield Notes Funding Loans Documents

The High Yield Notes Funding Lenders will not, on or before the Senior Discharge Date, without the prior consent of the Facility Agent, agree to or take any action which would:

(a)	make any principal, interest or other sum payable under the High Yield Notes Funding Loans Documents on a date earlier or more frequently than that contemplated by the provisions of this Deed; or

(b)	otherwise amend the High Yield Notes Funding Loans Documents in a manner which would be materially prejudicial to the interests of the Senior Finance Parties under the Senior Finance Documents.

6.9	Tax consolidation

(a)	For so long as a convention d'intégration fiscale exists between Legrand Holding, Legrand SAS and Legrand SA (and other members of the Group incorporated in France) the following provisions will apply.

(b)	To the extent any amounts are paid by any member of the Group directly or indirectly to Legrand Holding in satisfaction of any payment or on account of its corporation tax (including any contribution additional to corporation tax), such amounts shall be used for the following purposes:

(i)	in satisfaction of the corporation tax liabilities of the Group (including any contribution additional to corporation tax);

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(ii)	in subscription for ordinary shares in Legrand SAS; and

(iii)	for any other purpose for which account can be received by Legrand Holding under Clause 6.6 (Value Transfers).

(c)	Any such amounts shall be paid to an account of Legrand Holding with the Facility Agent and so applied within a maximum of 30 days.

7.	INTRA-GROUP DEBT

7.1	Prohibited payments, guarantees and security

Subject to Clause 7.2 (Permitted payments), until after the Senior Discharge Date:

(a)	no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and no Intra-Group Creditor will receive, any payment or distribution of any kind whatsoever in respect or on account of the Intra-Group Debt; and

(b)	no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Intra-Group Creditor will receive from any Group Company, any Security Interest over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Intra-Group, in each case without the prior consent of the Facility Agent.

7.2	Permitted payments

Subject to Clause 7.3 (Suspension of permitted payments), a Group Company may pay interest on, repay or prepay principal of or make any other payment due in respect of any Intra-Group Debt and an Intra-Group Creditor may receive any such sum.

7.3	Suspension of permitted payments

No payment which would otherwise be permitted under Clause 7.2 (Permitted payments) may be made (or demand for payment made) if a Senior Default has occurred and Legrand SAS has received from the Facility Agent a notice in writing specifying that payments of Intra-Group Debt are suspended, until the earliest of:

(a)	the date on which Legrand SAS has received notice in writing from the Facility Agent that payment of all or part of the Intra-Group Debt is no longer suspended;

(b)	the date on which the relevant Senior Default has been waived or redeemed or has ceased to exist; and

(c)	the Senior Discharge Date.

7.4	Restriction on Enforcement Action

Prior to the Senior Discharge Date, no Intra-Group Creditor may take Enforcement Action in relation to any Intra-Group Debt without the prior consent of the Facility Agent provided that if a Senior Declared Default has occurred, each Intra-Group Creditor will take any Enforcement Action in relation to the Intra-Group Debt which the Security Agent directs it to take.

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7.5	Turnover

If at any time on or before the Senior Discharge Date:

(a)	any Intra-Group Creditor receives or recovers a payment or distribution of any kind whatsoever in respect of or on account of any Intra-Group Debt which is not permitted by Clause 7.2 (Permitted payments);

(b)	any Intra-Group Creditor receives or recovers proceeds pursuant to any Enforcement Action;

(c)	any Group Company makes any payment or distribution of any kind whatsoever in respect or on account of the purchase or other acquisition of any Intra-Group Debt; or

(d)	any Intra-Group Debt is discharged by set-off, combination of accounts or otherwise,

the recipient or beneficiary of that payment, distribution, set-off or combination will promptly pay all amounts received and distributions received to the Security Agent for application under Clause 10.1 (Application) after deducting the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving that payment or distribution and, pending that payment, will hold those amounts and distributions on trust for the Security Agent.

8.	ENFORCEMENT OF SECURITY

8.1	Exemption

No Senior Finance Party shall be responsible to the High Yield Notes Trustee or the High Yield Notes Funding Lenders, for any instructions given or not given to the Security Agent in relation to the Senior Security Document, provided in each case it acts in good faith.

8.2	Authority of Security Agent

(a)	If in connection with any Enforcement Action:

(i)	the Security Agent sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Security Document; or

(ii)	the Principal Borrower or a Group Company sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request of the Security Agent,

the Security Agent is hereby authorised by each Creditor (other than in respect of the High Yield Notes Funding Loans) and Intra-Group Creditor:

(A)	to release in any manner whatsoever any Security Interest created by the Senior Security Document over the relevant asset; and

(B)	(in the case of the sale of a Guarantor or Borrower) to release in any manner whatsoever the relevant Obligor or Group Company from all past, present and future liabilities (both actual and contingent) and/or the obligations in its capacity as a guarantor or borrower of the whole or any part of the Debt and (in the case of the sale of any asset subject to a Security Document) to release any Security Interest granted by any Group Company over the relevant asset under any Security Document or otherwise.

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(b)	Each Creditor and Intra-Group Creditor hereby undertakes in favour of the Security Agent to execute any releases or other documents and take any action which the Security Agent may reasonably require in order to give effect to the provisions of Clause 8.2(a).

(c)	The release of any Group Company as contemplated in Clause 8.2(a) will not affect or otherwise reduce the obligations and/or liabilities of any other Group Company to the Creditors or Intra-Group Creditors.

8.3	Intra-Group Debt

In connection with any Enforcement Action taken or to be taken by the Security Agent, each Intra-Group Creditor shall only take such Enforcement Action in relation to the Intra-Group Debt as it is directed by the Security Agent to take and, if so required by the Security Agent, shall (to the extent it is able) amend, waive or release the Intra-Group Debt owed to it by other Group Companies and/or terms applicable to it in such manner and to such extent as the Security Agent may direct.

9.	SUBORDINATION ON INSOLVENCY

9.1	Subordination

Upon the occurrence of an Insolvency Event in relation to an Obligor, the claims against that Obligor:

(a)	in respect of High Yield Notes Funding Loans Debt will be subordinate in right of payment to the claims against Legrand SAS and its Subsidiaries in respect of Senior Debt; and

(b)	in respect of Investor Debt and Intra-Group Debt will be subordinate in right of payment to the claims against that Obligor in respect of Senior Debt and the High Yield Notes Funding Loans Debt.

9.2	Exercise of rights

(a)	Until the Senior Discharge Date, upon the occurrence of an Insolvency Event in relation to an Obligor, the Security Agent is irrevocably authorised by the Creditors and by the Intra-Group Creditors on their behalf to:

(i)	demand, claim, enforce and prove for;

(ii)	file claims and proofs, give receipts and take all proceedings and do all things which the Security Agent considers reasonably necessary to recover; and

(iii)	receive distributions of any kind whatsoever in respect or on account of,

Intra-Group Debt due from that Obligor.

(b)	If, for any reason whatsoever, the Security Agent is not entitled to take any such action for the recovery of any such Debt, the Creditors and the Intra-Group Creditors (as the case may be) undertake to take any action and give any notices which the Security Agent reasonably requires from time to time.

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9.3	Voting

(a)	Upon the occurrence of an Insolvency Event in relation to an Obligor, the Security Agent may and is irrevocably authorised by the Senior Finance Parties, the other Creditors (other than with respect to the High Yield Notes Funding Loans) and the Intra-Group Creditors on their behalf to exercise all powers of convening meetings, voting and representation in respect of the Intra-Group Debt and each Creditor and each applicable Intra-Group Creditor will provide all forms of proxy and of representation requested by the Security Agent for that purpose.

(b)	If, for any reason whatsoever, the Security Agent is not entitled to take any such action or exercise any such powers, the Creditors and the Intra-Group Creditors (as the case may be) undertake to take any action and exercise any powers which the Security Agent reasonably requires from time to time (other than with respect to the High Yield Notes Funding Loans).

(c)	Nothing in this Clause 9.3 will entitle the Security Agent to exercise or require the Creditors to exercise these powers in order to waive or amend any of the provisions of the Investor Documents or waive, reduce, discharge, or extend the due date for payment of or reschedule any of the Investor Debt.

9.4	Distributions

Upon the occurrence of an Insolvency Event in relation to an Obligor, the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of that Obligor or their proceeds shall be directed by the Creditors and the Intra-Group Creditors (as the case may be) to pay distributions of any kind in relation to the Investor Debt and the Intra-Group Debt respectively direct to the Security Agent until the Senior Debt is paid in full.

10.	APPLICATION OF RECOVERIES

10.1	Application

Notwithstanding any provisions of this Deed that may be construed to the contrary, all proceeds of enforcement of the security conferred by the Senior Security Document, all recoveries by the Security Agent under guarantees of the Debt and all amounts paid to the Security Agent under this Deed (whether under the turnover provisions or otherwise) shall be applied in the following order:

(a)	first, to any unpaid fees of the Mandated Lead Arrangers;

(b)	second, in payment, on a pari passu basis, of (i) all unpaid fees, costs, expenses and indemnities (including any interest thereon) in full (without any deduction or withholding for any reason whatsoever) to which the High Yield Notes Trustee is or may at any time in the future be entitled to be paid or to recover, as the case may be, as provided for under this Deed, the High Yield Notes Documents (as in force at the date of this Deed and as may be amended from time to time) and any other documents to which the High Yield Notes Trustee is or may become a party to, and (ii) unpaid fees, costs and expenses (including interest on those unpaid fees, costs and expenses recoverable under the Senior Security Document) incurred by or on behalf of the Security Agent (and any receiver, adviser or agent appointed by it) and the remuneration of the Security Agent and its advisers and agents under the Senior Security Document;

(c)	third, in payment of unpaid costs and expenses incurred by or on behalf of the Senior Finance Parties in connection with enforcement of the Senior Security Document;

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(d)	fourth, in payment to the Facility Agent for application towards unpaid and outstanding Senior Debt (including amounts due to the Facility Agent); and

(e)	fifth, in payment of the surplus (if any) to the Principal Borrower or other person entitled to it (including any other Obligors as the case may be),

and pending that application shall be held on trust by the Security Agent for the beneficiaries entitled to it.

10.2	Appropriations

Each Senior Finance Party may (subject in each case to the provisions of this Deed and the other Senior Finance Documents):

(a)	apply any moneys received under this Deed to any item of account or liability in respect of the Senior Debt in any order or manner which it may determine; and

(b)	hold any moneys received under this Deed in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until those moneys are sufficient in aggregate in order to bring about the Senior Discharge Date.

11.	PROTECTION OF SUBORDINATION

11.1	Continuing subordination

The subordination provisions in this Deed constitute a continuing subordination and benefit to the ultimate balance of the Senior Debt, regardless of any intermediate payment or discharge of the Senior Debt, in whole or in part.

11.2	Waiver of defence

The subordination and priority provisions in this Deed will not be affected by any act, omission or circumstance which (but for this provision) may operate to release or otherwise exonerate the Creditors, the Intra-Group Creditors and/or the Obligors from their obligations under this Deed or otherwise affect those subordination and priority provisions, including:

(a)	any time or indulgence granted to or composition with any Obligor or any other person;

(b)	the taking, amendment, compromise, renewal or release of or refusal to enforce any rights, remedies or securities against or granted by any Obligor or other Group Company or any other person;

(c)	any legal limitation, disability, incapacity or other circumstance relating to any Obligor or any other person or any amendment to the terms of this Deed or any other document or security (including the Senior Finance Documents and the Investor Documents); or

(d)	any fluctuation in or partial repayment or prepayment of the Senior Debt.

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12.	STATUS OF OBLIGORS

12.1	Obligors' role

Each Obligor and Intra-Group Creditor is party to this Deed in order to acknowledge the priorities, rights and obligations set out in this Deed and undertakes not to take or agree to take any action which may in any way prejudice or affect the enforcement of the provisions of this Deed or do anything which would be inconsistent with any provision of this Deed.

12.2	No rights

Except as set out in this Deed, no Obligor or Intra-Group Creditor shall have any rights under this Deed and none of the undertakings in this Deed on the part of the Senior Finance Parties are given (or deemed to be given) to or for the benefit of any Obligor or Intra-Group Creditor.

13.	SENIOR CONSENTS

If a Senior Finance Party or the Majority Senior Creditors (as the case may be) agree to any amendment to, give a consent or waive a right under or in relation to any Senior Finance Document in circumstances where a corresponding amendment, consent or waiver is required under or in relation to the provisions of any Investor Document, then, that amendment, consent or waiver, if given under the relevant Senior Finance Document, shall automatically operate as an amendment, consent or waiver (as the case may be) given under the relevant Investor Document.

14.	REPRESENTATIONS AND WARRANTIES

Each party to this Deed represents and warrants to and for the benefit of each of the other parties to this Deed that it:

(a)	is duly established and (if a company) duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business;

(b)	has the power and capacity to enter into and comply with its obligations under this Deed; and

(c)	has taken all necessary action:

(i)	to authorise the entry into and compliance with its obligations under this Deed;

(ii)	to ensure that its obligations under this Deed are valid, legally binding and enforceable in accordance with their terms (subject to reservations in legal opinions delivered in connection with the Senior Finance Documents); and

(iii)	to make this Deed admissible in evidence in the courts of England and, where such party is incorporated or organised elsewhere, in the jurisdiction in which it is incorporated or organised (and where incorporated or organised in France, subject to translation and timbre de dimension in France).

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15.	INFORMATION AND CO-OPERATION

15.1	Information

The Parent (on behalf of itself and each other Group Company) authorises each Creditor to disclose to each other Creditor all information relating to the Parent and its Subsidiaries coming into the possession of that Creditor in connection with any Senior Finance Document or Investor Document (including the respective amounts of Debt outstanding from time to time).

15.2	Co-operation

Each party to this Deed undertakes to use all reasonable endeavours to ensure that any and all Security Interests now or in the future held or obtained from any Group Company in relation to the Senior Debt shall be constituted by the Senior Security Document and held by the Security Agent, in its own name or as agent, for the benefit of the Senior Finance Parties. If for any reason it is not possible for any such Security to be held by the Security Agent in that way, the parties shall procure that any alternative holder of security shall, as a condition precedent to its accepting any such Security, adhere to this Deed by accepting obligations mutatis mutandis identical in all material respects to those incumbent on the Security Agent under this Deed.

15.3	Ranking overseas

Each party to this Deed undertakes to use all reasonable endeavours to ensure that the provisions of this Deed as to the relative ranking of priorities and subordination as between the High Yield Notes Trustee, the Creditors and the Intra-Group Creditors shall be given effect to in all relevant jurisdictions to the extent permitted by applicable law.

15.4	Notification of breach

Each party to this Deed will notify the High Yield Notes Trustee, each Agent and the Equity Investors of any breach of the provisions of this Deed promptly upon that party becoming aware of that breach.

16.	ATTORNEY

Each Intra-Group Creditor, the Parent and its Subsidiaries irrevocably and by way of security appoints the Facility Agent as its attorney (with full power of substitution and delegation) in its name and on its behalf to do anything which it has authorised the Security Agent to do under this Deed and/or is required and legally able to do under this Deed but has failed to do.

17.	COSTS AND EXPENSES

17.1	Indemnity

The Obligors will indemnify each of the High Yield Notes Trustee and the Creditors on demand from and against any loss which any such party may incur in connection with the negotiation, preparation, execution, amendment, release and/or enforcement or attempted enforcement of, or preservation of any such parties' rights under this Deed, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Deed or in consequence of any payment being made under this Deed (whether made by an Obligor or a third person) being impeached or declared void for any reason whatsoever.

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17.2	Interest

Amounts payable under Clause 17.1 (Indemnity) which are not paid on demand shall carry default interest at the Default Rate both before and after judgment, from the date of demand and shall form part of the relevant Debt. All such default interest shall be compounded with monthly rests.

18.	NOTICES

18.1	Mode of service

(a)	Except as specifically provided otherwise in this Deed, any notice, demand, consent, agreement or other communication (a Notice) to be served under or in connection with this Deed will be in writing and will be made by letter or by facsimile transmission to the party to be served.

(b)	The address and facsimile number of each party to this Deed for the purposes of Clause 18.1(a) are:

(i)	the address and facsimile number shown immediately after its name on the signature pages of this Deed (in the case of any person who is a party as at the date of this Deed);

(ii)	the address and facsimile number notified by that party for this purpose to the Security Agent on or before the date it becomes a party to this Deed (in the case of any person who becomes a party after the date of this Deed); or

(iii)	any other address and facsimile number notified by that party for this purpose to the Security Agent by not less than five Business Days' notice.

(c)	Any Notice to be served by any Obligor on a Finance Party will be effective only if it is expressly marked for the attention of the department or officer (if any) specified in conjunction with the relevant address and facsimile number referred to in Clause 18.1(b).

(d)	For the avoidance of doubt, any Notice given otherwise than under Clauses 18.1(a) and 18.1(b) above, including without limitation, by electronic mail or any other form of electronic communication, shall be void and of no effect.

18.2	Deemed service

(a)	Subject to Clause 18.2(b), a Notice will be deemed to be given as follows:

(i)	if by letter, when delivered personally or on actual receipt; and

(ii)	if by facsimile, when delivered.

(b)	A Notice given under Clause 18.2(a) but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

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(c)	Notwithstanding anything else in this Clause 18, a Notice shall be validly served on the High Yield Notes Trustee only if it is served on, and received by, a Responsible Officer.

19.	CHANGES TO PARTIES

19.1	Assignment and transfers by the Obligors

None of the Parent or any Subsidiary of Parent may assign or transfer all or any part of its rights, benefits or obligations under this Deed.

19.2	Assignments and transfers by Creditors

(a)	Subject to Clause 19.1 (Assignment and transfers by the Obligors), a Creditor (in this capacity the Transferor) may at any time assign any of its rights under this Deed or transfer any of its rights and obligations under this Deed to any person (a Transferee) to whom a Transferor is permitted to assign or transfer rights, benefits and obligations under the Senior Finance Documents or the Investor Documents (as the case may be).

(b)	An assignment or transfer will only be effective if the Security Agent executes a Creditor Accession Deed duly completed and signed on behalf of the Transferee under which the Transferee agrees to be bound by all of the terms of this Deed as if it had originally been party to this Deed as a Creditor.

(c)	Each of the parties to this Deed (other than the Transferee) irrevocably authorises the Security Agent to execute on its behalf any Creditor Accession Deed which has been duly completed and executed on behalf of the Transferee.

(d)	The Security Agent will promptly notify the other parties to this Deed of the receipt and execution by it on their behalf of any Creditor Accession Deed.

19.3	Accession of New Obligors

(a)	The Principal Borrower will procure that any Group Company or other person (a New Obligor) which becomes a Borrower or grants any Security Interest or guarantee in respect of, or otherwise becomes liable for, any Senior Debt, after the date of this Deed will to the extent permitted by applicable law promptly complete, sign and deliver to the Security Agent an Obligor Accession Deed under which the New Obligor agrees to be bound by all of the terms of this Deed as if it had originally been party to this Deed as an Obligor.

(b)	The Security Agent will promptly notify the other parties to this Deed of the receipt by it of any Obligor Accession Deed.

19.4	Accession of New Intra-Group Creditors

Legrand Holding will procure that any Obligor which is an Intra-Group Creditor of another Group Company in respect of an intra-group loan and is not party to this Deed will to the extent permitted by applicable law become an Intra-Group Creditor for the purpose of this Deed promptly after entering into such intra-group loan by executing an Obligor Accession Deed in such capacity.

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19.5	Benefit of deed

This Deed will be binding upon, and enure for the benefit of, each party to it and its or any subsequent successors or assigns. This Deed shall cease to be binding on a Creditor from and after the date it ceases to be a Creditor.

20.	MISCELLANEOUS

20.1	Certificates conclusive

Save as expressly provided otherwise in any Senior Finance Document, a certificate, determination, notification or opinion of the Security Agent stipulated for in this Deed or any Senior Finance Document as to any rate of interest or any other amount payable under any Senior Finance Document will be conclusive and binding on each Obligor, except in the case of manifest error.

20.2	No implied waivers

(a)	No failure or delay by the High Yield Notes Trustee, any Finance Party in exercising any right, power or privilege under this Deed will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

(b)	The rights and remedies provided in this Deed are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in this Deed, be available to the High Yield Notes Trustee, the Senior Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection with those rights and remedies in its own name.

(c)	A waiver given or consent granted by the High Yield Notes Trustee, any Finance Party under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

20.3	Invalidity of any provision

(a)	If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

(b)	Without prejudice to the generality of paragraph (a) above, the obligations of any Obligor under this Deed will not extend beyond a point where they would cause the infringement of section 151 of the Companies Act 1995 (in the case of an Obligor incorporated in the United Kingdom) or any similar enactments or provisions in any other jurisdiction (in the case of an Obligor incorporated outside the United Kingdom).

20.4	Counterparts

This Deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

20.5	Perpetuity period

The perpetuity period applicable to the trusts created by this Deed is 90 years.

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20.6	Failure to execute

Failure by one or more parties (Non-Signatories) to execute this Deed on the date of this Deed will not invalidate the provisions of this Deed as between the other parties who do execute this Deed. Any Non-Signatories may execute this Deed (or a counterpart of this Deed) on a subsequent date and will thereupon become bound by its provisions.

20.7	Third party rights

(a)	The Contracts (Rights of Third Parties) Act 1999 shall apply to this Deed only in respect of the benefit of the Security Agent's indemnity extended to the Security Agent's respective personnel, delegates or agents (Relevant Third Parties) under Clauses 26 (Security) and 27 (Role of the Administrative Parties) of the Senior Credit Agreement and no other third party shall have any rights under this Deed.

(b)	A Relevant Third Party may not veto or restrict in any way any amendment or termination of this Deed which is agreed by the parties.

20.8	Amendments to this Deed

Waivers, consents or amendments to or in relation to this Deed not materially affecting the rights or obligations of a party to this Deed may be agreed by Facility Agent and the Principal Borrower.

20.9	Termination

This Deed shall terminate on the Senior Discharge Date if at such time no High Yield Notes are outstanding.

21.	HIGH YIELD NOTES TRUSTEE PROTECTIONS

21.1	Senior Debt Assumptions

The High Yield Notes Trustee is entitled to assume that:

(a)	no Senior Payment Default has occurred;

(b)	no other Senior Default has occurred;

(c)	none of the Senior Debt has been accelerated;

(d)	the Senior Discharge Date has not occurred,

unless a Responsible Officer of the High Yield Notes Trustee receives actual notice in writing to the contrary. The High Yield Notes Trustee is not obliged to monitor or enquire whether any Default has occurred.

21.2	Senior Lenders

In acting pursuant to this Agreement and the High Yield Notes Documents, the High Yield Notes Trustee is not required to have any regard to the interests of the Senior Lenders.

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21.3	Claims of Security Agent

The Security Agent agrees and acknowledges that it shall have no claim against the High Yield Notes Trustee in respect of any fees, costs, expenses and liabilities due and payable to, or incurred by, the Security Agent. The Security Agent and the other parties to this Deed acknowledge and agree that the High Yield Notes Trustee shall have no responsibility for appointing or monitoring the Security Agent.

21.4	Reliance and Advice

The High Yield Notes Trustee may:

(a)	rely on any notice, consent, certificate or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may be assumed to be within his knowledge or within his power to verify; and

(c)	engage, pay for and rely on professional advisers selected by it.

21.5	Limitations on Turnover of Payments

Notwithstanding any other provision of this Deed, the High Yield Notes Trustee's obligations (if any) hereunder to turn over to any other party to this Deed any payment that is not permitted to make is contingent on (i) it having actual knowledge (based on a written notice received by a Responsible Officer of the High Yield Notes Trustee not later than 10.00 a.m. London time on the Business Day prior to such payment being otherwise due) that a circumstance in which it should not make such payment or hold such amount on trust has arisen and (ii) it has not effected such payment at the time it received such notice. Subject to the preceding sentence, the High Yield Notes Trustee shall be entitled to assume that any payments are permitted to be made by it at any time, and shall bear no liability or responsibility as a result of or in connection with making such payments. The High Yield Notes Trustee will notify the holders of High Yield Notes if it receives the notice referred to in (i) above after making payment to the holders of the High Yield Notes of an amount that would be required to be turned over under the terms of this Deed.

21.6	Capacity of the High Yield Notes Trustee

It is expressly understood and agreed by the parties that this Deed is executed and delivered by the High Yield Notes Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the High Yield Notes Documents for and on behalf of the holders of the High Yield Notes for which it acts as trustee (and that the High Yield Notes Trustee acts as trustee for no other party) and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Deed shall impose on it any obligation to pay any amount out of its personal assets.

21.7	Liability of High Yield Notes Trustee

The parties agree and acknowledge that in no case shall the High Yield Notes Trustee be (i) personally responsible or accountable in damages or otherwise to any other party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the High Yield Notes Trustee save as stated hereafter in this Clause 21.7, or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other party, all such liability, if any, being expressly waived by the parties and any person claiming by, through or under such party; provided however, that the High Yield Notes Trustee (or any successor High Yield Notes Trustee) shall only be liable (solely in its capacity as trustee) under this Deed for its own negligence or wilful breach of its covenants, representations and warranties contained herein, and, if so liable, the High Yield Notes Trustee shall be entitled to satisfy any such liability solely out of (and any other party alleging, bringing proceedings or enforcing judgment in respect of such liability shall only have recourse to) the assets held by it in trust under the High Yield Notes Documents, and there shall be no recourse in any circumstances whatsoever against the personal assets of the High Yield Notes Trustee. It is also acknowledged and agreed that the High Yield Notes Trustee shall have no responsibility for the actions of any individual holder of High Yield Notes or Senior Lender. The High Yield Notes Trustee shall not be liable for any consequential or indirect losses.

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21.8	Right to Indemnification

The High Yield Notes Trustee is not obliged to take any action under this Deed which would result in it incurring any liability to any person unless it is indemnified to its satisfaction in respect of all costs, expenses and liabilities which it would thereby incur. The High Yield Notes Trustee is not required to indemnify any other person, whether or not a party to this Deed, in respect of any of the transactions contemplated by this Deed.

21.9	No Fiduciary Duty

The High Yield Notes Trustee shall not owe any fiduciary duty to any holder of High Yield Notes or Senior Lender (save in respect of such persons for whom it acts as trustee). With respect to the holders of High Yield Notes or Senior Lenders, the High Yield Notes Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set out in the High Yield Notes Documents pursuant to which it acts as trustee and this Deed, and the parties to this Deed acknowledge and agree that no implied agreement, covenants or obligations on the part of the High Yield Notes Trustee shall be read into this Deed.

21.10	Resignation of High Yield Notes Trustee

The High Yield Notes Trustee may resign or be removed in accordance with the terms of the High Yield Notes Documents and, upon such resignation or removal, as the case may be, the resigning or removed High Yield Notes Trustee shall cease to be a party to this Deed. Notwithstanding the foregoing, the resigning or removed High Yield Notes Trustee shall continue to benefit from the protections afforded by this Deed with respect to the period when it was the High Yield Notes Trustee.

21.11	Provisions survive Termination

The provisions of this Clause 21 shall survive any termination of this Deed.

21.12	Other Parties Not Affected

This Clause 21 is intended to afford protection to the High Yield Notes Trustee only. No provision of this Clause 21 shall alter or change the rights and obligations as between the other parties to this Deed in respect of each other.

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21.13	Instructions

In acting under this Deed, the High Yield Notes Trustee is entitled to seek instructions from the holders of High Yield Notes at any time, and where it acts on the instructions of the holders of High Yield Notes or fails to act owing to non-receipt of such instructions, the High Yield Notes Trustee shall not incur any liability to any person for so acting.

21.14	Responsibility of High Yield Notes Trustee

The High Yield Notes Trustee is not responsible to any Senior Lender or any holder of High Yield Notes for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(a)	any Senior Finance Document or High Yield Notes Document or any other document;

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Senior Finance Document or High Yield Notes Document; or

(c)	any observance by any Obligor of its obligations under any Senior Finance Document, High Yield Notes Document or any other document,

except as provided pursuant to Clause 21.7.

21.15	Confirmation

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Senior Finance Document or High Yield Notes Document, each Senior Lender and holder of High Yield Notes confirms that it:

(a)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Senior Finance Documents or the High Yield Notes Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any party or its assets); and

(b)	has not relied exclusively on any information provided to it by the High Yield Notes Trustee in connection with any Senior Finance Document or High Yield Notes Document.

21.16	Provision of Information

The High Yield Notes Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another party. The High Yield Notes Trustee is not responsible for:

(a)	providing any Senior Lender or holder of High Yield Notes with any credit or other information concerning the risks arising under or in connection with the Senior Finance Documents or the High Yield Notes Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any party or its assets) whether coming into its possession before, on or after the date of this Deed; or

(b)	obtaining any certificate or other document from any Obligor.

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21.17	Departmentalisation

In acting as the High Yield Notes Trustee, the High Yield Notes Trustee shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by the High Yield Notes Trustee which, in its opinion, is received or acquired by some other division or department otherwise than in its capacity as the High Yield Notes Trustee may be treated as confidential by the High Yield Notes Trustee and will not be treated as information possessed by the High Yield Notes Trustee in its capacity as such.

21.18	Disclosure of Information

Each Obligor irrevocably authorises the High Yield Notes Trustee to disclose to any Senior Creditor and any holder of High Yield Notes any information which is received by the High Yield Notes Trustee in its capacity as the High Yield Notes Trustee.

21.19	Illegality

The High Yield Notes Trustee may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

21.20	High Yield Notes Documents

In acting as High Yield Notes Trustee pursuant to this Deed, the parties acknowledge and agree that the High Yield Notes Trustee shall be entitled to the benefit of all of the provisions of the High Yield Notes Documents (including, without limitation, in respect of the remuneration and indemnification of the High Yield Notes Trustee) which are expressed to be in its favour or for its protection, insofar as the same are not contrary to any public policy under English law.

21.21	Incorporation of terms by reference

Any terms or condition of any agreement, deed or any other document whatsoever to which the High Yield Notes Trustee is not a party, which have been or may be incorporated by reference into this Deed shall have no effect whatsoever on the High Yield Notes Trustee, and, in particular, shall not have the effect of imposing any duty, obligation, liability or responsibility whatsoever on the High Yield Notes Trustee.

22.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

22.1	Governing law

This Deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed) shall be governed by, and construed in accordance with, English law.

22.2	Submission to jurisdiction

For the benefit of each party to this Deed, each other party to this Deed irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this Deed and for the purpose of enforcement of any judgment against its assets.

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22.3	Freedom of choice

The submission to the jurisdiction of the courts referred to in Clause 22.2 (Submission to jurisdiction) shall not (and shall not be construed so as to) limit the right of the Security Agent or any Finance Party to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

22.4	Service of process

Without prejudice to any other permitted mode of service, each Obligor agrees that service of any claim form, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to Legrand Electric UK at Great King Street North, Birmingham B19 2LF or such other address in England or Wales as the Principal Borrower may notify from time to time to the Facility Agent.

IN WITNESS whereof this Deed has been duly executed on the date first above written.

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SCHEDULE 1

ORIGINAL EQUITY INVESTORS

Name

Wendel Investissement

Kohlberg Kravis Roberts & Co. LP.

KKR Associates. L.P.

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SCHEDULE 2

CREDITOR ACCESSION DEED

[referred to in Clause 19.2 (Assignments and transfers by Creditors]

THIS DEED is made on •

BETWEEN:

(1)	• (the [New [Senior Finance Party]] [High Yield Notes Trustee] [ High Yield Notes] Funding Lender]); and

(2)	• in its capacity as Security Agent under the Intercreditor Deed.

RECITALS:

(A)	This deed is supplemental to an intercreditor deed dated • December, 2004 (the Intercreditor Deed) between •.

(B)	This deed has been entered into to record the accession of the [New [Senior Finance Party] [High Yield Notes Trustee] [High Yield Notes] Funding Lender] as [a Senior Finance Party and/or Senior Lender] [the High Yield Notes Trustee] [High Yield Notes] Funding Lender] under the Intercreditor Deed.

IT IS AGREED as follows:

1.	DEFINITIONS

Words and expressions defined in the Intercreditor Deed have the same meanings when used in this Deed.

2.	ACCESSION OF NEW CREDITOR

2.1	The [New [Senior Finance Party]] [High Yield Notes Trustee] [High Yield Notes Funding Lender]] agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of, the Intercreditor Deed as if it had originally been party to the Intercreditor Deed as [a Senior Finance Party and/or Senior/ Lender] [the High Yield Notes Trustee] [High Yield Notes Funding Lender].

2.2	The [New [Senior Finance Party]] [High Yield Notes Trustee] [High Yield Notes] Funding Lender]] confirms that its address details for notices in relation to Clause 18 (Notices) are as follows:

Address:	•
Facsimile:	•
Attention of:	•

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2.3	The Security Agent for itself and the other parties to this Deed other than the [New [Senior Finance Party]] [High Yield Notes Trustee] confirms the acceptance of the [New [Senior Finance Party]] [High Yield Notes Trustee] [High Yield Notes] Funding Lender] ] as [a Senior Finance Party and/or Senior Lender] [the High Yield Notes Trustee] [a creditor in respect of High Yield Notes Funding Loans Debt] [High Yield Notes] Funding Lender] for the purposes of the Intercreditor Deed.

3.	COUNTERPARTS

The deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

4.	LAW

This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed) shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Deed has been duly executed on the date first above written.

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SIGNATORIES TO THE CREDITOR ACCESSION DEED

[The New [Senior Finance Party]] [High Yield Notes Trustee] [High Yield Notes] Funding Lender]

EXECUTED as a DEED by	)
[Name]	)
acting by [a director and its	)
secretary/two directors]	)

Director_____________________

Director/Secretary_____________

The Security Agent

EXECUTED as a DEED by	)

[Name]	)
acting by [a director and its	)
secretary/two directors]	)

Director_____________________

Director/Secretary_____________

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SCHEDULE 3

OBLIGOR ACCESSION DEED

[referred to in Clauses 19.3 (Accession of New Obligors) and 19.4 (Accession of New Intra-Group Creditors)]

THIS DEED is made on • BY • (the New Obligor).

RECITAL:

(A)	This deed is supplemental to an intercreditor deed dated • December, 2004 (the Intercreditor Deed) between •

(B)	This deed has been entered into to record the accession of the New Obligor as an [Obligor/Intra-Group Creditor] under the Intercreditor Deed.

IT IS AGREED as follows:

1.	DEFINITIONS

Words and expressions defined in the Intercreditor Deed have the same meanings when used in this Deed.

2.	ACCESSION OF NEW OBLIGOR

2.1	The New Obligor agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of the Intercreditor Deed as if it had originally been party to the Intercreditor Deed as an [Obligor/Intra-Group Creditor].

2.2	The New Obligor confirms that its address details for notices in relation to Clause 18 (Notices) are as follows:

Address:	•
Facsimile:	•
Attention of:	•

3.	[FINANCIAL ASSISTANCE

Until all necessary financial assistance procedures (if any) have been completed nothing in the Intercreditor Deed will require the New Obligor to take or refrain from taking any action, or exercising any powers which would otherwise constitute unlawful financial assistance pursuant to Sections 151-158 of the Companies Act 1995 or similar provisions under other jurisdictions.]

4.	LAW

This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed) shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Deed has been duly executed on the date first above written.

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EXECUTED as a DEED by	)

[Name]	)

acting by [a director and its	)

secretary/two directors]	)

Director_____________________

Director/Secretary_____________

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SCHEDULE 4

LENDERS

BNP Paribas

The Royal Bank of Scotland PLC

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SCHEDULE 5

INTRA-GROUP CREDITORS

Legrand Holding SA

Legrand SAS

Legrand SA

Legrand Nederland BV

Legrand Holding, Inc.

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SIGNATORIES

The Parent

EXECUTED as a DEED by	)
LUMINA PARENT SARL	)
acting by its authorised signatories	)

Authorised Signatory: JEAN-BERNARD LAFONTA

Notice details
Address:	c/o 89 rue Taitbout, 75009 Paris
Facsimile:	+33 1 55 31 79 31
Attention:	Arnaud Desclèves

Holdco 2

EXECUTED as a DEED by	)
LUMINA PARTICIPATION SARL	)
acting by its authorised signatories	)

Authorised Signatory: ARNAUD DESCLÈVES

Notice details
As for the Parent

EXECUTED as a DEED by	)
GP FINANCIÈRE NEW SUB1 S.C.S.	)
acting by its authorised signatories	)

Authorised Signatory: ARNAUD DESCLÈVES

Notice details
As for the Parent

EXECUTED as a DEED by	)
LEGRAND HOLDING SA	)
acting by its authorised signatories	)

Authorised Signatory: PATRICE SOUDAN

Notice details
Address:	128 avenue du Maréchal de Lattre de Tassigny, 87000 Limoges Cedex
Facsimile:	+33 5 55 06 70 64
Attention:	Patrice Soudan, VP Finance

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EXECUTED as a DEED by	)
LEGRAND SAS	)
acting by its authorised signatories	)

Authorised Signatory: PATRICE SOUDAN

Notice details
As for Legrand Holding SA

EXECUTED as a DEED by	)
LEGRAND SA	)
acting by its authorised signatories	)

Authorised Signatory: PATRICE SOUDAN

Notice details
As for Legrand Holding SA

EXECUTED as a DEED by	)
LEGRAND NEDERLAND BV	)
acting by its authorised signatories	)

Authorised Signatory: OLIVIER BAZIL

Notice details
As for Legrand Holding SA

EXECUTED as a DEED by	)
LEGRAND HOLDING, INC.	)
acting by its authorised signatories	)

Authorised Signatory: OLIVIER BAZIL

Notice details
Address:	60 Woodlawn Street, West Hartford CT 06110
Facsimile:	+33 1 860 570 2813
Attention:	Doug Bielefeld, Treasurer

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The Original Senior Lenders

EXECUTED as a DEED by	)
BNP PARIBAS	)
acting by its authorised signatories	)

Authorised Signatory: GILLES VANEL / PIERRE SÉMÉRIA

Notice details
Address:	150, rue du Faubourg Poissonnière, 75010 Paris
Facsimile:	+33 1 40 14 74 25
Attention:	Alain Bernard / Myriam Présent
B.O.C.I.

Copy:
Address:	37 place du Marché Saint Honoré – CHCO1B1, 75031 Paris Cedex 01, France
Facsimile:	+33 1 42 98 43 17
Attention:	Isabelle Blandin / Christine Romancant
European Agency Middle Office Group

EXECUTED as a DEED by	)
THE ROYAL BANK OF SCOTLAND PLC	)
acting by its authorised signatory	)
EMMANUEL RONDEAU

Notice details
Address:	8 rue Lavoisier, 75008 Paris
Facsimile:	+33 1 49 24 12 20
Attention:	Hélène Briand

The Facility Agent

EXECUTED as a DEED by	)
BNP PARIBAS	)
acting by its authorised signatory	)
GILLES VANEL / PIERRE SÉMÉRIA

Notice details
As above

The Security Agent

EXECUTED as a DEED by	)
BNP PARIBAS	)
acting by its authorised signatory	)
GILLES VANEL / PIERRE SÉMÉRIA

Notice details
As above

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The High Yield Notes Trustee

EXECUTED as a DEED by	)
THE BANK OF NEW YORK	)
not in its own name but solely	)
as trustee for the holders of
the High Yield Notes
acting by its authorised signatory

Notice details
Address:
Facsimile:
Attention:

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